Exhibit 10

CONSENT OF C. EDMUNDS
     I hereby consent to the use of my name in connection with the following report and documents, which are being filed as exhibits to and incorporated by reference into the amendment to the registration statement on Form 40-F of Northgate Minerals Corporation (the “Company”) under the United States Securities Act of 1933, as amended, being filed with the United States Securities and Exchange Commission:
1.	The report dated March 25, 2007 and revised on May 9, 2008 entitled “Technical Report on the Underground Mineral Resource Estimates, Young-Davidson Property, Matachewan, Ontario,” (the “Young-Davidson Report”);

2.	The revised annual information form of the Company dated May 9, 2008, which includes reference to my name in connection with information relating to the Young-Davidson Report, and the properties described therein.
Date: May 16, 2008

By:	/s/ Carl Edmunds
Carl Edmunds, M.Sc., P. Geo
	Title:	Manager of Exploration, Northgate Minerals Corporation